UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2017

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

(Address of principal executive offices including zip code)

(604) 484-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.1 Other Events.

Effective January 2, 2017, the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, approved certain changes to the composition of the Board’s committees. Specifically, Dr. Richard Scheller was appointed to the Board’s Compensation Committee replacing Mr. Michael Tarnow and Ms. Dawn Svoronos was appointed to the Board’s Nominating and Corporate Governance Committee replacing Dr. Mohammad Azab. Following these appointments, the membership on the three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Frank Holler (Chair)	Dr. Mohammad Azab (Chair)	Dr. Gary Patou (Chair)
Steven Gannon	Dr. Gary Patou	Michael Tarnow
Michael Tarnow	Dr. Richard Scheller	Dawn Svoronos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: January 3, 2017	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer& Chief Operating Officer